UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	0-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – BUSINESS AND OPERATIONS.

Item 1.01. Entry into a Material Definitive Agreement.

Production Payment Purchase Agreement and Assignment

On June 13, 2007, Golden Phoenix Minerals, Inc., a Minnesota corporation (the “Company”), entered into that certain Production Payment Purchase Agreement and Assignment (the “Purchase Agreement”) by and between the Company and Crestview Capital Master, LLC (“Crestview”). Pertinent to the Purchase Agreement, and as previously reported in the Form 8-K Current Report dated April 27, 2007, the Company had entered into an Advance Sales and Restructuring Agreement with William D. Schnack and Candida Schnack (the “Schnacks”), dated April 23, 2007 (the “Restructuring Agreement”), providing for, among other things, an obligation by the Company to pay the Schnacks seven hundred fifty thousand dollars ($750,000) on or before June 11, 2007, and a further two million dollars ($2,000,000) over time paid monthly in an amount equal to a specified percentage of the mineral production at the Ashdown mine (a molybdenum mine in Northern Nevada operated by the Ashdown Project LLC, of which the Company is the majority member and Managing member). The Restructuring Agreement also provided for a right by the Company, or its assignee, to purchase the production payment for one million three hundred thousand dollars ($1,300,000), less any amounts previously paid, on or before August 31, 2007. Furthermore, under the Restructuring Agreement, if the Company assigned its purchase rights to a third party who then purchases the production payment from the Schnacks, the Restructuring Agreement provided that the amount of the production payment would be adjusted to equal one hundred ten percent (110%) of the purchase price of the production payment, and would be convertible into shares of the Company’s Common Stock.

Pursuant to the terms of the Purchase Agreement, Crestview acquired from the Company the assignment of the Company’s purchase rights under the Restructuring Agreement in consideration of Crestview paying the seven hundred fifty thousand dollar ($750,000) payment due the Schnacks and Crestview immediately exercising the Company’s purchase rights to acquire the production payment, along with certain amendments to the Restructuring Agreement, for a combined purchase amount paid by Crestview to the Schnacks equal to one million seven hundred ninety-four thousand nine hundred sixty dollars ($1,794,960).

Further terms of the Purchase Agreement include: (i) that the aggregate amount of the production payment will be equal to one million nine hundred seventy four thousand four hundred fifty six dollars ($1,974,456), representing 110% of the actual cash paid by Crestview to satisfy the Company’s obligations to the Schnacks; (ii) that the production payment will be paid in an amount equal to a five percent (5%) Net Smelter (Refinery) Returns (“NSR”) paid solely from the Company’s share of production distributed to the Company pursuant to the Ashdown Project LLC Operating Agreement; and (iii) that so long as the production payment remains outstanding, the production payment shall be convertible, in whole or in part, into shares of the Company’s Common Stock at the option of Crestview or its assignee. As a result of the Purchase Agreement and related agreements, the liabilities of the Company have been reduced by five hundred twenty thousand five hundred four dollars ($520,504).

Registration Rights Agreement

Contemporaneous with entering into the Purchase Agreement, the parties entered into that certain Registration Rights Agreement, pursuant to which the Company agrees to provide certain registration rights for the shares of Common Stock to be issued upon conversion of the production payment pursuant to the Purchase Agreement, under the Securities Act of 1933, and the rules and regulations promulgated thereunder. Under the Registration Rights Agreement, the Company has undertaken to file a Registration

Statement with the U.S. Securities and Exchange Commission no later than forty-five (45) days after an increase in the Company’s authorized shares, covering the resale of the securities sold in the Purchase Agreement.

The foregoing descriptions are qualified in their entirety by reference to the Production Payment Purchase Agreement and Assignment and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

SECTION 3–SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

Production Payment Purchase Agreement and Assignment

As disclosed in Item 1.01 of this Current Report on Form 8-K, on June 13, 2007, the Company entered into a Production Payment Purchase Agreement and Assignment (“Purchase Agreement”) with Crestview, and completed the debt restructuring contemplated thereby (the “Offering”). Pursuant to the terms of the Purchase Agreement, Crestview is purchasing that certain production payment equal to a specified percentage of the mineral production at the Ashdown mine (a molybdenum mine in Northern Nevada operated by the Ashdown Project LLC, of which the Company is the majority member and Managing member), which payment is convertible at Crestview’s option, into shares of the Company’s Common Stock. Crestview purchased the production payment for an aggregate purchase price paid by Crestview to the Schnacks of one million seven hundred ninety-four thousand nine hundred sixty dollars ($1,794,960).

The Offering was conducted in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, Regulation D promulgated under the Securities Act.

Registration Rights Agreement

As disclosed in Item 1.01 of this Current Report on Form 8-K, on June 13, 2007, contemporaneous with entering into the Purchase Agreement, the parties entered into a Registration Rights Agreement, pursuant to which the Company agreed to provide to Crestview certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws.

The foregoing descriptions are qualified in their entirety by reference to the Production Payment Purchase Agreement and Assignment and the Registration Rights Agreement filed as Exhibits 10.1 and 10.2, respectively, attached hereto and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Production Payment Purchase Agreement and Assignment, dated June 12, 2007
10.2	Registration Rights Agreement, dated June 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Minnesota corporation

Dated:	June 19, 2007	By: /s/ David A. Caldwell

David A. Caldwell,

Chief Executive Officer